EXHIBIT 10.4

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement (the “Amendment”) is made and entered into by and between Enchira Biotechnology Corporation, a Delaware corporation (the “Company”), and Daniel J. Monticello (the “Employee”), as of this 15th day of August, 2002 (the “Effective Date”).

WHEREAS, the Employee and the Company entered into that certain Employment Agreement dated January 31, 1996, as amended by that certain First Amendment to Employment Agreement dated April 10, 1998, as further amended by that certain Second Amendment to Employment Agreement dated April 9, 2001, and as further amended by that certain Third Amendment to Employment Agreement dated April 2, 2002, to be effective as of January 1, 2002 (collectively, the “Agreement”), all of which are incorporated herein in their entirety by reference; and

WHEREAS, the Company and Employee entered into that certain Settlement and Release Agreement (the “Original Release”) dated May 7, 2002 whereby in exchange for certain retention payments by the Company to Employee, which Employee accepted, Employee agreed to, among other things, forgo certain severance obligations set forth in his Agreement; and

WHEREAS, concurrently with the execution of the Original Release, the Company paid to Employee an initial payment of $80,000 and deposited with the Southwest Bank of Texas, N.A., a Texas banking corporation, a second payment in the amount of $80,000 to be held in escrow (the “Second Payment”) payable to Employee under certain conditions as set forth in Section 1B. of the Original Release, including, but not limited to, the termination of the Agreement and the execution of a settlement and release agreement containing terms substantially similar to those provided in the Original Release (the “Settlement and Release Agreement”); and

WHEREAS, the Company and Employee entered into the Settlement and Release Agreement dated of even date herewith which waives the requirements that the Agreement be terminated and that Employee resign as an officer and/or director of the Company as conditions to Employee’s receipt of the Second Payment; and

WHEREAS, Employee and the Company desire to extend the term of the Agreement from its stated expiration date of August 15, 2002.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged herein, the Company and Employee agree as follows:

1.        Section 4.1 of the Agreement is hereby amended by deleting the section in its entirety and substituting the following in replacement thereof:

4.1                                 The term of this Agreement shall commence on the Effective Date and shall continue on a month-to-month basis (i) unless earlier terminated as hereinafter provided or (ii) until the completion of a sale, license or other disposition of all or substantially all of the assets of the Company.

2.        Section 4.9 of the Agreement is hereby amended by deleting the section in its entirety and substituting the following in replacement thereof:

4.9                                 In the event of Employee’s termination of employment from the Company pursuant to Sections 4.5 or 4.6 hereof, or in the event that Employee’s employment with the Company, or successor entity, is terminated within twelve months following a Change of Control, except for Cause, all outstanding options to purchase stock of the Company held by Employee and not previously vested (excluding any that have lapsed, terminated or expired) will vest automatically upon such termination, and Employee shall have a period of 90 days to exercise such options.

3.        Company and Employee acknowledge that Employee has received his Second Payment of $80,000, with such interest thereon, if any, as contemplated by the Original Release and the Settlement and Release Agreement.

4.        This Amendment shall be governed by the laws of the State of Texas.

5.        This Agreement, as amended by this Amendment, and the Settlement and Release Agreement supersede any and all other agreements, either oral or in writing, between the Company and Employee with respect to the employment of Employee by the Company and contains all of the representations, covenants and agreements between the Company and the Employee with respect to such employment.  The Agreement, as amended hereby, may not be later modified except by a further writing signed by the Company and the Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

6.        Except as modified by this Amendment, all other terms of the Agreement shall continue in full force and effect without modification.

7.        This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to Employment Agreement in duplicate originals as of the date first above written.

ENCHIRA BIOTECHNOLOGY CORPORATION

By:	/s/ Paul G. Brown, III
Paul G. Brown, III, President

Daniel J. Monticello
Daniel J. Monticello